Exhibit 10.1
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                          SECURITIES PURCHASE AGREEMENT

         This Securities Purchase Agreement (this "Agreement") is dated as of January 12, 2005 among Ramp Corporation, a Delaware corporation (the "Company"), and each purchaser identified on the signature pages hereto (each, including its successors and assigns, a "Purchaser" and collectively the "Purchasers").

         WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to Section 4(2) of the Securities Act of 1933, as amended (the "Securities Act") and Rule 506 promulgated thereunder, the Company desires to issue and sell to each Purchaser, and each Purchaser, severally and not jointly, desires to purchase from the Company, securities of the Company as more fully described in this Agreement.

         NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and each Purchaser agree as follows:

                                   ARTICLE I.
                                   DEFINITIONS

         1.1  Definitions.  In addition to the terms  defined  elsewhere in this
Agreement: (a) capitalized terms that are not otherwise defined herein have the meanings given to such terms in the Debentures (as defined herein), and (b) the following terms have the meanings indicated in this Section 1.1:

                  "Action"  shall  have the  meaning  ascribed  to such  term in
         Section 3.1(j).

                  "Additional Investment Rights" or "AIRs" means the Additional Investment Rights as described in Section 2.2(a)(iv), in the form of Exhibit E attached hereto.

                  "Additional Investment Right Securities" or "AIR Securities" means the Debentures and Warrants issuable upon exercise of the Additional Investment Right.

                   "Additional Investment Right Conversion Shares" or "AIR Conversion Shares" means the shares of Common Stock issuable upon conversion and exercise, as applicable, of the Additional Investment Right Securities.

                   "Affiliate" means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by, or is under common control, with a Person, as such terms are used in and construed under Rule 144 under the Securities Act. With respect to a Purchaser, any investment fund or managed account that is managed on a discretionary basis by the same investment manager as such Purchaser will be deemed to be an Affiliate of such Purchaser.

                  "AMEX" means the American Stock Exchange.

                  "AMEX Approval" shall mean the approval of the American Stock Exchange to the transactions contemplated by this Agreement; provided, however approval of the listing of the Securities for trading on AMEX shall not be required to satisfy the foregoing.

                  "Closing Dates" means, collectively, the dates of the First Closing and Second Closing.

                  "Closings" means collectively, the closings of the purchase and sale of the Securities pursuant to Section 2.1, and any reference to "Closing" or "Closings" shall be construed to include the First Closing and the Second Closing unless a specific Closing is expressly referred to.

                   "Closing Price" means on any particular date (a) the last reported closing bid price per share of Common Stock on such date on the Trading Market (as reported by Bloomberg L.P. at 4:15 PM (New York time), or (b) if there is no such price on such date, then the closing bid price on the Trading Market on the date nearest preceding such date (as reported by Bloomberg L.P. at 4:15 PM (New York time) for the closing bid price for regular session trading on such day), or (c) if the Common Stock is not then listed or quoted on a Trading Market and if prices for the Common Stock are then quoted on the OTC Bulletin Board, the closing bid price of the Common Stock for such date (or the nearest preceding date) on the OTC Bulletin Board (as reported by Bloomberg L.P. at 4:15 PM (New York time), (d) if the Common Stock is not then listed or quoted on the Trading Market and if prices for the Common Stock are then reported in the "pink sheets" published by the Pink Sheets LLC (formerly the National Quotation Bureau Incorporated (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported, or (e) if the shares of Common Stock are not then publicly traded the fair market value of a share of Common Stock as determined by a qualified independent appraiser selected in good faith by the Company, with the consent of the Purchasers of a majority in interest of the Shares then outstanding, which consent shall not be unreasonably withheld.

                   "Commission" means the Securities and Exchange Commission.

                  "Common Stock" means the common stock of the Company, par value $0.001 per share, and any securities into which such common stock shall be reclassified or exchanged into.

                  "Common Stock Equivalents" means any securities of the Company or the Subsidiaries which would entitle the holder thereof to acquire Common Stock, including without limitation, any debt, preferred stock, rights, options, warrants or other instrument that convertible into or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.



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

                  "Company Counsel" means Jenkens & Gilchrist Parker Chapin, LLP with offices at 405 Lexington Avenue, New York, New York 10174.

                  "Conversion Price" shall have the meaning ascribed to such term in the Debentures.

                  "Debentures" means, the 8% Senior Convertible Debentures issued by the Company to the Purchasers hereunder, in the form of Exhibit A.

                  "December Transactions" means (i) the transactions contemplated in connection with that certain Note Purchase Agreement dated November 22, 2004 by and among the Company and the purchasers of notes party thereto, and (ii) the transactions contemplated in connection with those certain Securities Exchange Agreements dated as of December 6, 2004, by and between the Company and each of the investor parties thereto.

                  "Definitive   Proxy  Statement"  means  the  definitive  proxy
         statement of the Company to obtain Shareholder Approval as filed with the Commission on EDGAR.

                  "Disclosure Schedules" shall have the meaning ascribed to such term in Section 3.1.

                  "Effective Date" means the date that the initial Registration Statement filed by the Company pursuant to the Registration Rights Agreement is first declared effective by the Commission.

                  "Evaluation Date" shall have the meaning ascribed to such term in Section 3.1(r).

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                  "Exempt Issuance" means the issuance of (a) shares of Common Stock or options to employees, officers or directors of the Company pursuant to any stock or option plan duly adopted by a majority of the non-employee members of the Board of Directors of the Company or a majority of the members of a committee of non-employee directors established for such purpose, or a majority of the stockholders of the Company present in person or by proxy at a meeting of stockholders, (b) securities upon the exercise of or conversion of (i) any securities issued hereunder, (ii) convertible securities, convertible notes or debentures, options or warrants issued and outstanding on the date of this Agreement, provided that such securities have not been amended since the date of this Agreement to increase the number of such securities or to decrease the exercise or conversion price of any such securities, (c) securities to vendors, consultants, attorneys or accountants of the Company in connection with settlements of the Company's outstanding commitments and obligations or to be performed or in connection with services to be performed, (d) securities issued pursuant to a merger, acquisition, consolidation or strategic transactions, provided that, solely with respect to acquisitions, any such issuance shall only be to a Person which is, itself or through its subsidiaries, an operating company but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary


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

         business is investing in securities, (e) securities issued pursuant to a bona fide firm underwritten public offering of the Company's securities with an aggregate initial public offering price of at least $5,000,000 with a nationally recognized underwriter for a per share purchase price not less than the then exercise price of the Warrants,
         (f) securities issued in connection with strategic license agreements or other partnering arrangements so long as such issuances are not for the purpose of raising capital, (g) any securities issued to the Company's placement agent for the transactions contemplated by this Agreement, (h) any securities issued upon the conversion or exercise of any other securities issued in a Subsequent Financing (provided no subsequent adjustment has occurred to the exercise or conversion price thereof), (i) securities issued or to be issued in connection with the December Transactions, (j) shares of Common Stock to be issued in connection with the Company's acquisition of substantially all of the assets of Berdy Medical Systems, Inc., (k) securities issued as consideration for marketing agreements for the Caregiver products, and
         (l) commencing on the 60th day after the Effective, shares of Common Stock issued in connection with the Company's completed $25 million "equity line" of credit financing with a sale price of Common Stock equal to ninety-two percent (92%) of the average of the lowest three closing prices for the ten day period immediately prior to the put date under such financing.

                  "First Closing" shall have the meaning ascribed to such term in Section 2.1 hereof.

                  "First Closing Date" means the date of the First Closing.

                  "FW" means Feldman Weinstein LLP with offices at 420 Lexington Avenue, Suite 2620, New York, New York 10170-0002.

                  "GAAP" shall have the meaning ascribed to such term in Section 3.1(h).

                  "Intellectual Property Rights" shall have the meaning ascribed to such term in Section 3.1(o).

                  "Legend Removal Date" shall have the meaning ascribed to such term in Section 4.1(c).

                  "Liens" means a lien, charge, security interest, encumbrance, right of first refusal, preemptive right or other restriction.

                  "Material Adverse Effect" shall have the meaning assigned to such term in Section 3.1(b).

                  "Material Permits" shall have the meaning ascribed to such term in Section 3.1(m).

                  "Maximum Rate" shall have the meaning ascribed to such term in
         Section 5.17.



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

                  "Participation Maximum" shall have the meaning ascribed to such term in Section 4.13.

                  "Person" means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

                  "Pre-Notice"  shall have the meaning  ascribed to such term in
         Section 4.13.

                  "Proceeding" means an action, claim, suit or proceeding, whether commenced or threatened in writing.

                  "Purchaser Party" shall have the meaning ascribed to such term in Section 4.9.

                  "Registration Rights Agreement" means the Registration Rights Agreement, dated the date hereof, among the Company and the Purchasers, in the form of Exhibit B attached hereto.

                  "Registration   Statement"  means  a  registration   statement
         meeting  the  requirements   set  forth  in  the  Registration   Rights
         Agreement.

                  "Required Approvals" shall have the meaning ascribed to such term in Section 3.1(e).

                  "Required Minimum" means, as of any date, one hundred and ten percent 110% the maximum aggregate number of shares of Common Stock then issued or potentially issuable in the future pursuant to the Transaction Documents, including any Underlying Shares issuable upon exercise or conversion in full of all Warrants and Debentures (including Underlying Shares issuable as payment of interest), ignoring any conversion or exercise limits set forth therein, and assuming that the Conversion Price is at all times on and after the date of determination 85% of the average of the 22 Closing Prices immediately prior to the date of determination.

                  "Rule 144" means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time.

                  "SEC Reports" shall have the meaning  ascribed to such term in
         Section 3.1(h).

                  "Second Closing" shall have the meaning ascribed to such term in Section 2.1 hereof.

                  "Second Closing Date" means the date of the Second Closing.

                  "Securities" means the Debentures, the Warrants, the Warrant Shares, the Underlying Shares the Additional Investment Rights, the Additional Investment Right Securities and the Additional Investment Right Conversion Shares.



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

                  "Securities Act" means the Securities Act of 1933, as amended.

                  "Shareholder Approval" means such approval as may be required by the applicable rules and regulations of the Trading Market (or any successor entity) from the stockholders of the Company with respect to the transactions contemplated by the Transaction Documents, including the issuance of all of the Underlying Shares and shares of Common Stock issuable upon exercise of the Warrants in excess of 19.99% of the issued and outstanding Common Stock on the First Closing Date.

                  "Short Sales" shall include, without limitation, all "short sales" as defined in Rule 3b-3 of the Exchange Act.

                  "Subscription Amount" means, as to each Purchaser, the amounts set forth below such Purchaser's signature block on the signature pages hereto and next to the headings "First Closing Subscription Amount" and "Second Closing Subscription Amount", in United States Dollars and in immediately available funds.

                  "Subsequent Financing" shall have the meaning ascribed to such term in Section 4.13.

                  "Subsequent Financing Notice" shall have the meaning ascribed to such term in Section 4.13.

                  "Subsidiary" means any subsidiary of the Company as set forth on Schedule 3.1(a).

                  "Trading Day" means a day on which the Common Stock is traded on a Trading Market

                  "Trading Market" means the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date any determination is made under this Agreement: the Nasdaq SmallCap Market, the American Stock Exchange, the New York Stock Exchange or the Nasdaq National Market.

                  "Transaction Documents" means this Agreement, the Debentures, the Warrants, the Additional Investment Rights, the Registration Rights Agreement and any other documents or agreements executed in connection with the transactions contemplated hereunder.

                  "Underlying Shares" means the shares of Common Stock issuable upon conversion of the Debentures, upon exercise of the Warrants, issued and issuable in lieu of the cash payment of interest on the Debentures and the Additional Investment Right Conversion Shares.

                  "Warrants"  means   collectively  the  Common  Stock  purchase
         warrants to purchase Common Stock, in the form of Exhibit C delivered to the Purchasers at the First Closing


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

         in accordance with Section 2.2(a) hereof, which Warrants shall be exercisable immediately and have a term of exercise equal to 5 years.

                  "Warrant Shares" means the shares of Common Stock issuable upon exercise of the Warrants.

                                  ARTICLE II.
                                PURCHASE AND SALE

         2.1 Closings. The Company agrees to sell, and each Purchaser agrees to purchase in the aggregate, severally and not jointly, $4,000,000 of principal amount of Debentures and Warrants. The Closings shall take place in two tranches as set forth below (respectively, the "First Closing", and the "Second Closing"). Upon satisfaction of the conditions set forth in Section 2.2, each Closing shall occur at the offices of FW, or such other location as the parties shall mutually agree.

                  (a) First Closing. The First Closing shall be for an aggregate Subscription Amount of $2,000,000, and shall occur within 5 Trading Days of the date that the Company certifies in writing to all of the Purchasers that it has obtained AMEX Approval.

                  (b) Second Closing. The Second Closing shall be for an aggregate Subscription Amount of $2,000,000, and shall occur within 5 Trading Days following the Effective Date.

         2.2 Deliveries.

         a) At or prior to each Closing, unless otherwise indicated below, the Company shall deliver or cause to be delivered to each Purchaser the following:

                  (i) as to the First Closing only, this Agreement duly executed by the Company;

                  (ii) a Debenture with a principal amount equal to such Purchaser's Subscription Amount, for the applicable Closing, registered in the name of such Purchaser;

                  (iii) a Warrant registered in the name of such Purchaser to purchase up to a number of shares of Common Stock equal to 100% of such Purchaser's Subscription Amounts divided by $2.40, with an exercise price equal to $2.40, subject to adjustment as set forth therein;

                  (iv) as to the First Closing only, an Additional Investment Right, registered in the name of such Purchaser, pursuant to which such


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

         Purchaser shall have the right to purchase up to a principal amount of debentures equal to 33.33% of all of such Purchaser's Subscription Amounts along with additional warrants to purchase up to a number of shares of Common Stock equal to 33.33% of the Warrant Shares issuable to such Purchaser under the Warrants, otherwise on the same terms, prices and conditions of the Debenture and Warrants issued hereunder;

                  (v) as to the First Closing only, the Registration Rights Agreement duly executed by the Company; and

                  (vi) as to the First Closing only, a legal opinion of Company Counsel, in the form of Exhibit D attached hereto.

                  b) At or prior to each Closing, unless otherwise indicated below, each Purchaser shall deliver or cause to be delivered to the Company the following:

                  (i) as to the First Closing only, this Agreement duly executed by such Purchaser;

                  (ii) such Purchaser's Subscription Amount, for the applicable Closing, by wire transfer to the account as specified in writing by the Company; and

                  (iii) as to the First Closing only, the Registration Rights Agreement duly executed by such Purchaser.

         2.3 Closing Conditions.
             ------------------

                  a) The obligations of the Company hereunder in connection with each Closing are subject to the following conditions being met:

                  (i) the accuracy in all material respects when made and on each Closing Date of the representations and warranties of the Purchasers contained herein;

                  (ii)  all   obligations,   covenants  and  agreements  of  the
         Purchasers required to be performed at or prior to each Closing Date shall have been performed; and

                  (iii) the delivery by the Purchasers of the items set forth in
         Section 2.2(b) of this Agreement.

                  b) The respective obligations of the Purchasers hereunder in connection with each Closing are subject to the following conditions being met:



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

                  (i) the accuracy in all material respects on each Closing Date of the representations and warranties of the Company contained herein;

                  (ii) all obligations, covenants and agreements of the Company required to be performed at or prior to each Closing Date shall have been performed;

                  (iii) the  delivery  by the  Company of the items set forth in
         Section 2.2(a) of this Agreement;

                  (iv) there shall have been no Material Adverse Effect with respect to the Company since the date hereof; and

                  (v) From the date hereof to each Closing Date, trading in the Common Stock shall not have been suspended by the Commission (except for any suspension of trading of limited duration, which suspension shall be terminated prior to each Closing), and, at any time prior to each Closing Date, trading in securities generally as reported by Bloomberg Financial Markets shall not have been suspended or limited, or minimum prices shall not have been established on securities whose trades are reported by such service, or on any Trading Market, nor shall a banking moratorium have been declared either by the United States or New York State authorities.

                  c) As to the Second Closing only, the Company shall have filed with the Commission the Registration Statement registering all of the Underlying Shares and, on or before the six month anniversary of the date hereof, such Registration Statement shall have been declared effective by the Commission as to all such securities and been maintained effective since such date and no Event of Default shall have occurred since the date hereof.

                                  ARTICLE III.
                         REPRESENTATIONS AND WARRANTIES

         3.1 Representations and Warranties of the Company. Except as set forth under the corresponding section of the disclosure schedules delivered to the Purchasers concurrently herewith (the "Disclosure Schedules") which Disclosure Schedules shall be deemed a part hereof, the Company hereby makes the representations and warranties set forth below to each Purchaser.

                  (a) Subsidiaries. All of the direct and indirect subsidiaries of the Company are set forth on Schedule 3.1(a). The Company owns, directly or indirectly, all of the capital stock or other equity interests of each Subsidiary free and clear of any Liens, and all the issued and outstanding shares of capital stock of each Subsidiary are validly issued


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

and are fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities.

                  (b) Organization and Qualification. Each of the Company and the Subsidiaries is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization (as applicable), with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Neither the Company nor any Subsidiary is in violation or default of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents. Each of the Company and the Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in (i) a material adverse effect on the legality, validity or enforceability of any Transaction Documents, (ii) a material adverse effect on the results of operations, assets, business or financial condition of the Company and the Subsidiaries, taken as a whole, or (iii) a material adverse effect on the Company's ability to perform in any material respect its obligations under any Transaction Documents (any of (i), (ii) or (iii), a "Material Adverse Effect") and no Proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

                  (c) Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents and otherwise to carry out its obligations thereunder. The execution and delivery of each of the Transaction Documents by the Company and the consummation by it of the transactions contemplated thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company in connection therewith other than in connection with the Required Approvals. Each Transaction Documents has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

                  (d) No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the other transactions contemplated thereby do not and will not: (i) conflict with or violate any provision of the Company's or any Subsidiary's certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company or any Subsidiary, or give to others any rights of termination, amendment,


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

acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) subject to the Required Approvals, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not have or reasonably be expected to result in a Material Adverse Effect.

                  (e) Filings, Consents and Approvals. The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than (i) filings required pursuant to Section 4.6, (ii) the filing with the Commission of the Registration Statement, (iii) the notice and/or application(s) to each applicable Trading Market for the issuance and sale of the Debentures, the Warrants, the Additional Investment Rights, the Additional Investment Right Securities and the listing of the Underlying Shares for trading thereon in the time and manner required thereby, (iv) the filing of Form D with the Commission and such filings as are required to be made under applicable state securities laws and (vi) Shareholder Approval (collectively, the "Required Approvals").

                  (f) Issuance of the Securities. The Securities are duly authorized and, when issued and paid for in accordance with the applicable Transaction Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company other than restrictions on transfer provided for in the Transaction Documents. The Underlying Shares, when issued in accordance with the terms of the Transaction Documents, will be validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company. The Company has reserved from its duly authorized capital stock a number of shares of Common Stock for issuance of the Underlying Shares at least equal to the Required Minimum on the date hereof.

                  (g) Capitalization. The capitalization of the Company is as described in the Company's most recent periodic report filed with the Commission. The Company has not issued any capital stock since such filing other than pursuant to the issuance of Common Stock and the exercise of employee stock options under the Company's stock option and stock incentive plans, the issuance of shares of Common Stock to employees pursuant to the Company's employee stock purchase plan and pursuant to the conversion or exercise of outstanding Common Stock Equivalents. No Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents. Except as a result of the purchase and sale of the Securities, there are no outstanding options, warrants, script rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of Common Stock, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of Common Stock or Common Stock Equivalents. The issuance and sale of the Securities will not obligate the Company to issue shares of Common Stock or other securities to any Person (other than the Purchasers) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under such securities. All of the outstanding shares of capital stock of the Company are validly issued, fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities. Except for Required Approvals, no further approval or authorization of any stockholder, the Board of Directors of the Company or others is required for the issuance and sale of the Securities. There are no stockholders agreements, voting agreements or other similar agreements with respect to the Company's capital stock to which the Company is a party or, to the knowledge of the Company, between or among any of the Company's stockholders.

                  (h) SEC Reports; Financial Statements. The Company has filed all reports required to be filed by it under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof (or such shorter period as the Company was required by law to file such reports) (the foregoing reports, including the exhibits thereto, being collectively referred to herein as the "SEC Reports") on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved ("GAAP"), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its consolidated subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, year-end audit adjustments.

                  (i) Material Changes. Since the date of the latest audited financial statements included within the SEC Reports, except as specifically disclosed in the SEC Reports, (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company's financial statements pursuant to GAAP or required to be disclosed in filings made with the Commission, (iii) the Company has not altered its method of accounting, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock and (v) the Company has not issued any equity securities to any officer, director or Affiliate, except pursuant to existing Company stock option or stock incentive plans or as otherwise disclosed on the SEC Reports. The Company does not have pending before the Commission any request for confidential treatment of information.

                  (j) Litigation. There is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened in writing against or affecting the Company, any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an "Action") which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Securities or (ii) could, if there were an unfavorable decision, have or reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any Subsidiary, nor any director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty, which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Securities or (ii) could, if there were an unfavorable decision, have or reasonably be expected to result in a Material Adverse Effect There has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the Commission involving the Company or any current or former director or officer of the Company. The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any Subsidiary under the Exchange Act or the Securities Act.

                  (k) Labor Relations. No material labor dispute exists or, to the knowledge of the Company, is imminent with respect to any of the employees of the Company which could reasonably be expected to result in a Material Adverse Effect.

                  (l) Compliance. Neither the Company nor any Subsidiary (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any order of any court, arbitrator or governmental body, or (iii) is or has been in violation of any statute, rule or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws applicable to its business except in each case as could not have a Material Adverse Effect.

                  (m) Regulatory Permits. The Company and the Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses as described in the SEC Reports, except where the failure to possess such permits could not have or reasonably be expected to result in a Material Adverse Effect ("Material Permits"), and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any Material Permit.

                  (n) Title to Assets. The Company and the Subsidiaries have good and marketable title in fee simple to all real property owned by them that is material to the business of the Company and the Subsidiaries and good and marketable title in all personal property owned by them, subject to ordinary wear and tear, that is material to the business of the Company and the Subsidiaries, in each case free and clear of all Liens, except for Liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries and Liens for the payment of federal, state or other taxes, the payment of which is neither delinquent nor subject to penalties. Any real property and facilities held under lease by the Company and the Subsidiaries are held by them under valid, subsisting and enforceable leases of which the Company and the Subsidiaries are in compliance.

                  (o) Patents and Trademarks. The Company and the Subsidiaries have, or have rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, licenses and other similar rights that are necessary or material for use in connection with their respective businesses as described in the SEC Reports and which the failure to so have could have a Material Adverse Effect (collectively, the "Intellectual Property Rights"). Neither the Company nor any Subsidiary has received a written notice that the Intellectual Property Rights used by the Company or any Subsidiary violates or infringes upon the rights of any Person. To the knowledge of the Company, all such Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights of others.

                  (p) Insurance. The Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Company and the Subsidiaries are engaged, including, but not limited to, directors and officers insurance coverage at least equal to the aggregate Subscription Amount. To the best of Company's knowledge, such insurance contracts and policies are accurate and complete. Neither the Company nor any Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost.

                  (q) Transactions With Affiliates and Employees. Except as set forth in the SEC Reports, none of the officers or directors of the Company and, to the knowledge of the Company, none of the employees of the Company is presently a party to any transaction with the Company or any Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner, in each case in excess of $60,000 other than (i) for payment of salary or consulting fees for services rendered, (ii) reimbursement for expenses incurred on behalf of the Company and (iii) for other employee benefits, including stock option agreements under any stock option plan of the Company.

                  (r) Sarbanes-Oxley. The Company is in material compliance with all provisions of the Sarbanes-Oxley Act of 2002 which are applicable to it as of each Closing Date. The Company has established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the Company and designed such disclosure controls and procedures to ensure that material information relating to the Company, including its Subsidiaries, is made known to the certifying officers by others within those entities. The Company's certifying officers have evaluated the effectiveness of the Company's controls and procedures as of the date prior to the filing date of the most recently filed periodic report under the Exchange Act (such date, the "Evaluation Date"). The Company presented in its most recently filed periodic report under the Exchange Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Except as set forth in the SEC Reports, since the Evaluation Date, there have been no significant changes in the Company's internal controls (as such term is defined in Item 307(b) of Regulation S-K under the Exchange Act) or, to the Company's knowledge, in other factors that could significantly affect the Company's internal controls.

                  (s) Certain Fees. No brokerage or finder's fees or commissions are or will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by this Agreement. The Purchasers shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by this Agreement.

                  (t) Private Placement. Assuming the accuracy of the Purchasers representations and warranties set forth in Section 3.2, no registration under the Securities Act is required for the offer and sale of the Securities by the Company to the Purchasers as contemplated hereby. Subject to obtaining Requisite Approvals, the issuance and sale of the Securities hereunder, when issued by the Company, will not contravene the rules and regulations of the Trading Market.

                  (u) Investment Company. The Company is not, and is not an Affiliate of, and immediately after receipt of payment for the Securities, will not be or be an Affiliate of, an "investment company" within the meaning of the Investment Company Act of 1940, as amended. The Company shall conduct its business in a manner so that it will not become subject to the Investment Company Act.

                  (v) Registration Rights. No Person has any right to cause the Company to effect the registration under the Securities Act of any securities of the Company.

                  (w) Listing and Maintenance Requirements. The Company's Common Stock is registered pursuant to Section 12(b) of the Exchange Act, and the Company has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act nor has the Company received any notification that the Commission is contemplating terminating such registration. The Company has not, in the 12 months preceding the date hereof, received notice from any Trading Market on which the Common Stock is or has been listed or quoted to the effect that the Company is not in compliance with the listing or maintenance requirements of such Trading Market. The Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with all such listing and maintenance requirements.

                  (x) Application of Takeover Protections. The Company and its Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company's Certificate of Incorporation (or similar charter documents) or the laws of its state of incorporation that is or could become applicable to the Purchasers as a result of the Purchasers and the Company fulfilling their obligations or exercising their rights under the Transaction Documents, including without limitation as a result of the Company's issuance of the Securities and the Purchasers' ownership of the Securities.

                  (y) Disclosure. The Company confirms that neither it nor any other Person acting on its behalf has provided any of the Purchasers or their agents or counsel with any information that constitutes material, nonpublic information. The Company understands that the Purchasers will rely on the foregoing representations and covenants in effecting transactions in securities of the Company. All disclosure provided to the Purchasers regarding the Company, its business and the transactions contemplated hereby, including the Disclosure Schedules to this Agreement, furnished by or on behalf of the Company with respect to the representations and warranties made herein are true and correct with respect to such representations and warranties and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The Company acknowledges and agrees that no Purchaser makes or has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 3.2 hereof.

                  (z) No Integrated Offering. Assuming the accuracy of the Purchasers' representations and warranties set forth in Section 3.2, neither the Company, nor any of its affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Securities to be integrated with prior offerings by the Company for purposes of the Securities Act or any applicable shareholder approval provisions, including, without limitation, under the rules and regulations of any exchange or automated quotation system on which any of the securities of the Company are listed or designated.

                  (aa) Solvency. The Company does not intend to incur debts beyond its ability to pay such debts, in cash or, if permitted by the applicable debt instrument, in shares of Common Stock, as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt). The Company has no knowledge of any facts or circumstances which lead it to believe that it will file for reorganization or liquidation under the bankruptcy or reorganization laws of any jurisdiction within one year from each Closing Date. The SEC Reports set forth as of the dates thereof all outstanding secured and unsecured Indebtedness of the Company or any Subsidiary, or for which the Company or any Subsidiary has commitments. For the purposes of this Agreement, "Indebtedness" shall mean (a) any liabilities for borrowed money or amounts owed in excess of $50,000 (other than trade accounts payable incurred in the ordinary course of business), (b) all guaranties, endorsements and other contingent obligations in respect of Indebtedness of others, whether or not the same are or should be reflected in the Company's balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and (c) the present value of any lease payments in excess of $50,000 due under leases required to be capitalized in accordance with GAAP. Neither the Company nor any Subsidiary is in default with respect to any Indebtedness.

                  (bb) Form S-3 Eligibility. The Company is eligible to register the resale of the Underlying Shares for resale by the Purchaser on Form S-3 promulgated under the Securities Act.

                  (cc) Tax Status. Except for matters that would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect, the Company and each Subsidiary has filed all necessary federal, state and foreign income and franchise tax returns and has paid or accrued all taxes shown as due thereon, and the Company has no knowledge of a tax deficiency which has been asserted or threatened against the Company or any Subsidiary.

                  (dd) No General Solicitation. Neither the Company nor any person acting on behalf of the Company has offered or sold any of the Securities by any form of general solicitation or general advertising. The Company has offered the Securities for sale only to the Purchasers and certain other "accredited investors" within the meaning of Rule 501 under the Securities Act.

                  (ee) Foreign Corrupt Practices. Neither the Company, nor to the knowledge of the Company, any agent or other person acting on behalf of the Company, has (i) directly or indirectly, used any corrupt funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company (or made by any person acting on its behalf of which the Company is aware) which is in violation of law, or (iv) violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended

                  (ff) Accountants.  The Company's  accountants are set forth on
Schedule 3.1(ff) of the Disclosure Schedule. To the Company's knowledge, such accountants, who the Company expects will express their opinion with respect to the financial statements to be included in the Company's Annual Report on Form 10-K for the year ending December 31, 2004 are a registered public accounting firm as required by the Securities Act.

                  (gg) Seniority. As of each Closing Date, no indebtedness or other equity of the Company is senior to the Debentures in right of payment, whether with respect to interest or upon liquidation or dissolution, or otherwise, other than indebtedness secured by purchase money security interests (which is senior only as to underlying assets covered thereby) and capital lease obligations (which is senior only as to the property covered thereby).

                  (hh) No Disagreements with Accountants and Lawyers. There are no disagreements of any kind presently existing, or reasonably anticipated by the Company to arise, between the accountants and lawyers formerly or presently employed by the Company and the Company is current with respect to any fees owed to its accountants and lawyers.

                  (ii) Acknowledgment Regarding Purchasers' Purchase of Securities. The Company acknowledges and agrees that each of the Purchasers is acting solely in the capacity of an arm's length purchaser with respect to the Transaction Documents and the transactions contemplated hereby. The Company further represents to each Purchaser that the Company's decision to enter into this Agreement has been based solely on the independent evaluation of the transactions contemplated hereby by the Company and its representatives.

         3.2 Representations and Warranties of the Purchasers. Each Purchaser hereby, for itself and for no other Purchaser, represents and warrants as of the date hereof and as of each Closing Date to the Company as follows:

                  (a) Organization; Authority. Such Purchaser is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with full right, corporate or partnership power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations thereunder. The execution, delivery and performance by such Purchaser of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate or similar action on the part of such Purchaser. Each Transaction Documents to which it is a party has been duly executed by such Purchaser, and when delivered by such Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of such Purchaser, enforceable against it in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

                  (b) No Conflict. The execution, delivery and performance of the Transaction Documents by such Purchaser and the consummation by such Purchaser of the transactions contemplated thereby and hereby do not and will not (i) violate any provision of such Purchaser's charter or organizational documents, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment , acceleration, or cancellation of, any agreement, mortgage, deed of trust, indenture, note, bond, license, lease agreement, instrument or obligation to which such Purchaser is a party or by which such Purchaser's respective properties or assets are bound, or (iii) result in a violation of any federal, state, local or foreign statute, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations) applicable to such Purchaser or by which any property or asset of such Purchaser are bound or affected, except, in all cases, other than violations pursuant to clauses (i) or (iii) (with respect to federal and state securities laws) above, for such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, materially and adversely affect such Purchaser's ability to perform its obligations under the Transaction Documents.

                  (c) Acquisition for Own Account. Such Purchaser is purchasing the Securities and will purchase any Shares solely for its own account and not with a view to or for sale in connection with distribution. Such Purchaser does not have a present intention to sell any of the Securities, nor a present arrangement (whether or not legally binding) or intention to effect any distribution of any of the Securities to or through any person or entity; provided, however, that by making the representations herein, such Purchaser does not agree to hold the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with Federal and state securities laws applicable to such disposition. Such Purchaser acknowledges that it (i) has such knowledge and experience in financial and business matters that such Purchaser is capable of evaluating the merits and risks of Purchaser's investment in the Company, (ii) is able to bear the financial risks associated with an investment in the Securities and (iii) has been given full access to such records of the Company and the Subsidiaries and to the officers of the Company and the Subsidiaries as it has deemed necessary or appropriate to conduct its due diligence investigation.

                  (d) Rule 144. Such Purchaser understands that the Securities must be held indefinitely unless such Securities are registered under the Securities Act or an exemption from registration is available. Such Purchaser acknowledges that such person is familiar with Rule 144 of the rules and regulations of the Commission, as amended, promulgated pursuant to the Securities Act ("Rule 144"), and that such Purchaser has been advised that Rule 144 permits resales only under certain circumstances. Such Purchaser understands that to the extent that Rule 144 is not available, such Purchaser will be unable to sell any Securities without either registration under the Securities Act or the existence of another exemption from such registration requirement.

                  (e) General. Such Purchaser understands that the Securities are being offered and sold in reliance on a transactional exemption from the registration requirements of federal and state securities laws and the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of such Purchaser set forth herein in order to determine the applicability of such exemptions and the suitability of such Purchaser to acquire the Securities. Such Purchaser understands that no United States federal or state agency or any government or governmental agency has passed upon or made any recommendation or endorsement of the Securities.

                  (f) No General Solicitation.  Such Purchaser acknowledges that the Securities were not offered to such Purchaser by means of any form of general or public solicitation or general advertising, or publicly disseminated advertisements or sales literature, including (i) any advertisement, article, notice or other communication published in any newspaper, magazine, or similar media, or broadcast over television or radio, or (ii) any seminar or meeting to which such Purchaser was invited by any of the foregoing means of communications. Such Purchaser, in making the decision to purchase the Securities, has relied upon independent investigation made by it and has not relied on any information or representations made by third parties.

                  (g) Accredited Investor. Such Purchaser is either: (i) an "accredited investor" (as defined in Rule 501 of Regulation D), or (ii) a "qualified institutional buyer" as defined in Rule 144A(a) under the Securities Act and such Purchaser has such experience in business and financial matters that it is capable of evaluating the merits and risks of an investment in the Securities. Such Purchaser is not required to be registered as a broker-dealer under Section 15 of the Exchange Act and such Purchaser is not a broker-dealer. Such Purchaser acknowledges that an investment in the Securities is speculative and involves a high degree of risk. Such Purchaser has completed or caused to be completed the Investor Questionnaire Certification attached hereto as Exhibit G certifying as to its status as an "accredited investor," if applicable, and understands that the Company is relying upon the truth and accuracy of such information set forth therein to determine the suitability of such Purchaser to acquire the Securities.

                  (h) Certain Fees. The Purchasers have not employed any broker or finder or incurred any liability for any brokerage or investment banking fees, commissions, finders' structuring fees, financial advisory fees or other similar fees in connection with the Transaction Documents.

                  (i) Independent Investment. No Purchaser has agreed to act with any other Purchaser for the purpose of acquiring, holding, voting or disposing of the Securities purchased hereunder for purposes of Section 13(d) under the Exchange Act, and each Purchaser is acting independently with respect to its investment in the Securities. The Company acknowledges that for reasons of administrative convenience only, the Transaction Documents have been prepared by counsel for one of the Purchasers and such counsel does not represent all of the Purchasers but only such Purchaser and the other Purchasers have retained their own individual counsel with respect to the transactions contemplated hereby. The Company acknowledges that it has elected to provide all Purchasers with the same terms and Transaction Documents for the convenience of the Company and not because it was required or requested to do so by the Purchasers.

                  (j)  Short  Sales.   Such   Purchaser   has  not  directly  or
indirectly, nor has any Person acting on behalf of or pursuant to any understanding with such Purchaser, executed any Short Sales in the securities of the Company (including, without limitations, any Short Sales involving the Company's securities) since 9 P.M. (New York Time) on December ___, 2004 which was the time that such Purchaser was first contacted regarding an investment in the Company until the date hereof ("Discussion Time").

                  (k) Patriot Act. Such Purchaser certifies that, to the best of its knowledge, it has not been designated, and is not owned or controlled, by a "suspected terrorist" as defined in Executive Order 13224. Purchaser hereby acknowledges that the Company seeks to comply with all applicable laws concerning money laundering and related activities. In furtherance of those efforts, the Purchaser hereby represents, warrants and covenants that: (i) none of the cash or property that the Purchaser will pay to the Company has been or shall be derived from, or related to, any activity that is deemed criminal under United States law; and (ii) no payment by the Purchaser to the Company, to the extent that they are within the Purchaser's control shall cause the Company to be in violation of the United States Bank Secrecy Act, the United States International Money Laundering Control Act of 1986 or the United States
International Money Laundering Abatement and Anti-Terrorist Financing Act of 2001. Purchaser shall promptly notify the Company if any of these representations ceases to be true and accurate.

                  The Company acknowledges and agrees that each Purchaser does not make or has not made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in this
Section 3.2.

                                  ARTICLE IV.
                         OTHER AGREEMENTS OF THE PARTIES

         4.1 Transfer Restrictions.
             ---------------------

                  (a) The Securities may only be disposed of in compliance with state and federal securities laws. In connection with any transfer of Securities other than pursuant to an effective registration statement or Rule 144, to the Company or to an affiliate of a Purchaser or in connection with a pledge as contemplated in Section 4.1(b), the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Securities under the Securities Act. As a condition of transfer, any such transferee shall agree in writing to be bound by the terms of this Agreement and shall have the rights of a Purchaser under this Agreement and the Registration Rights Agreement.

                  (b) The Purchasers agree to the imprinting, so long as is required by this Section 4.1(b), of a legend on any of the Securities in the following form:

[NEITHER] THESE SECURITIES [NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE [EXERCISABLE] [CONVERTIBLE]] HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. THESE SECURITIES AND THE SECURITIES ISSUABLE UPON EXERCISE OF THESE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES.

                  The Company acknowledges and agrees that a Purchaser may from time to time pledge pursuant to a bona fide margin agreement with a registered broker-dealer or grant a security interest in some or all of the Securities to a financial institution that is an "accredited investor" as defined in Rule 501(a) under the Securities Act and who agrees to be bound by the provisions of this Agreement and the Registration Rights Agreement and, if required under the terms of such arrangement, such Purchaser may transfer pledged or secured Securities to the pledgees or secured parties. Such a pledge or transfer would not be subject to approval of the Company and no legal opinion of legal counsel of the pledgee, secured party or pledgor shall be required in connection therewith. Further, no notice shall be required of such pledge. At the appropriate Purchaser's expense, the Company will execute and deliver such reasonable documentation as a pledgee or secured party of Securities may reasonably request in connection with a pledge or transfer of the Securities, including, if the Securities are subject to registration pursuant to the Registration Rights Agreement, the preparation and filing of any required prospectus supplement under Rule 424(b)(3) under the Securities Act or other applicable provision of the Securities Act to appropriately amend the list of Selling Stockholders thereunder.

                  (c) Certificates evidencing the Underlying Shares shall not contain any legend (including the legend set forth in Section 4.1(b) hereof):
(i) while a registration statement (including the Registration Statement) covering the resale of such security is effective under the Securities Act, or
(ii) following any sale of such Underlying Shares pursuant to Rule 144, or (iii) if such Underlying Shares are eligible for sale under Rule 144(k), or (iv) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission). The Company shall cause its counsel to issue a legal opinion to the Company's transfer agent promptly after the Effective Date if required by the Company's transfer agent to effect the removal of the legend hereunder. If all or any portion of a Debenture, the Warrant or Additional Investment Rights Securities are converted or exercised (as applicable) at a time when there is an effective registration statement to cover the resale of the Underlying Shares, or if such Underlying Shares may be sold under Rule 144(k) or if such legend is not otherwise required under applicable requirements of the Securities Act (including judicial interpretations thereof) then such Underlying Shares shall be issued free of all legends. The Company agrees that following the Effective Date or at such time as such legend is no longer required under this Section 4.1(c), it will, no later than three Trading Days following the delivery by a Purchaser to the Company or the Company's transfer agent of a certificate representing Underlying Shares, as applicable, issued with a restrictive legend (such third Trading Day, the "Legend Removal Date"), deliver or cause to be delivered to such Purchaser a certificate representing such shares that is free from all restrictive and other legends. Certificates for Securities subject to legend removal hereunder shall be transmitted by the transfer agent of the Company to the Purchasers by crediting the account of the Purchaser's prime broker with the Depository Trust Company System.

                  (d) In addition to such Purchaser's other available remedies, the Company shall pay to a Purchaser, in cash, as partial liquidated damages and not as a penalty, for each $1,000 of Underlying Shares (based on the VWAP of the Common Stock on the date such Securities are submitted to the Company's transfer agent) delivered for removal of the restrictive legend and subject to Section 4.1(c) above, $5 per Trading Day (increasing to $10 per Trading Day 10 Trading Days after such damages have begun to accrue) for each Trading Day after the Legend Removal Date until such certificate is delivered without a legend. Nothing herein shall limit such Purchaser's right to pursue actual damages for the Company's failure to deliver certificates representing any Securities as required by the Transaction Documents, and such Purchaser shall have the right to pursue all remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief.

                  (e) Each Purchaser, severally and not jointly with the other Purchasers, agrees that the removal of the restrictive legend from certificates representing Securities as set forth in this Section 4.1 is predicated upon the Company's reliance that the Purchaser will sell any Securities pursuant to either the registration requirements of the Securities Act, including any applicable prospectus delivery requirements, or an exemption therefrom.

                  (f) Until the date that the Purchasers collectively hold less than 50% of the Debentures in the aggregate purchased hereunder by such Purchaser, the Company shall not undertake a reverse stock split of the Common Stock without the prior written consent of the Purchasers holding a majority in principal amount outstanding of the Debentures.

         4.2 [Intentionally Deleted].

         4.3 Furnishing of Information. As long as any Purchaser owns Securities, the Company covenants to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act. As long as any Purchaser owns Securities, if the Company is not required to file reports pursuant to the Exchange Act, it will prepare and furnish to the Purchasers and make publicly available in accordance with Rule 144(c) such information as is required for the Purchasers to sell the Securities under Rule 144. The Company further covenants that it will take such further action as any holder of Securities may reasonably request, all to the extent required from time to time to enable such Person to sell such Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144.

         4.4 Integration. Subject to Requisite Approvals, the Company shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Securities in a manner that would require the registration under the Securities Act of the sale of the Securities to the Purchasers or that would be integrated with the offer or sale of the Securities for purposes of the rules and regulations of any Trading Market.

         4.5 Conversion and Exercise Procedures. The form of Notice of Exercise included in the Warrants, the form of Notice of Conversion included in the Debentures and the form of Notice of Exercise or Conversion set forth in the Additional Investment Rights and Additional Investment Right Securities set forth the totality of the procedures required of the Purchasers in order to exercise the Warrants, convert the Debentures or convert or exercise the Additional Investment Rights and Additional Investment Right Securities. No additional legal opinion or other information or instructions shall be required of the Purchasers to exercise the Warrants, convert the Debentures or convert or exercise the Additional Investment Rights and Additional Investment Right Securities. The Company shall honor exercises of the Warrants and the Additional Investment Rights and conversions of the Debentures and Additional Investment

Right Securities and shall deliver the Additional Investment Securities and the Underlying Shares in accordance with the terms, conditions and time periods set forth in the Transaction Documents.

         4.6 Securities Laws Disclosure; Publicity. The Company shall, by 8:30 a.m. Eastern time on the Trading Day following the date hereof, issue a press release reasonably acceptable to each Purchaser disclosing the material terms of the transactions contemplated hereby and within 2 Trading Days of the date hereof, a Current Report on Form 8-K, which shall have attached thereto the Transaction Documents. The Company and each Purchaser shall consult with each other in issuing any other press releases with respect to the transactions contemplated hereby, and neither the Company nor any Purchaser shall issue any such press release or otherwise make any such public statement without the prior consent of the Company, with respect to any press release of any Purchaser, or without the prior consent of each Purchaser, with respect to any press release of the Company, which consent shall not unreasonably be withheld, except if such disclosure is required by law, in which case the disclosing party shall promptly provide the other party with prior notice of such public statement or communication. Notwithstanding the foregoing, the Company shall not publicly disclose the name of any Purchaser, or include the name of any Purchaser in any filing with the Commission or any regulatory agency or Trading Market, without the prior written consent of such Purchaser, except (i) as required by federal securities law in connection with the registration statement contemplated by the Registration Rights Agreement and (ii) to the extent such disclosure is required by law or Trading Market regulations, in which case the Company shall provide the Purchasers with prior notice of such disclosure permitted under subclause
(i) or (ii).

         4.7 Shareholder Rights Plan. No claim will be made or enforced by the Company or, to the knowledge of the Company, any other Person that any Purchaser is an "Acquiring Person" under any shareholder rights plan or similar plan or arrangement in effect or hereafter adopted by the Company, or that any Purchaser could be deemed to trigger the provisions of any such plan or arrangement, by virtue of receiving Securities under the Transaction Documents or under any other agreement between the Company and the Purchasers. The Company shall conduct its business in a manner so that it will not become subject to the Investment Company Act.

         4.8 Non-Public Information. The Company covenants and agrees that neither it nor any other Person acting on its behalf will provide any Purchaser or its agents or counsel with any information that the Company believes constitutes material non-public information, unless prior thereto such Purchaser shall have executed a written agreement regarding the confidentiality and use of such information. The Company understands and confirms that each Purchaser shall be relying on the foregoing representations in effecting transactions in securities of the Company.

         4.9 Use of Proceeds. Except as set forth on Schedule 4.9 attached hereto, the Company shall use the net proceeds from the sale of the Securities hereunder for working capital purposes and not for the satisfaction of any portion of the Company's debt (other than payment of trade payables in the ordinary course of the Company's business and prior practices), to redeem any Common Stock or Common Stock Equivalents or to settle any outstanding litigation.

         4.10 [INTENTIONALLY DELETED].

         4.11  Indemnification of Purchasers.  Subject to the provisions of this
Section 4.11, the Company will indemnify and hold the Purchasers and their directors, officers, shareholders, partners, employees and agents (each, a "Purchaser Party") harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys' fees and costs of investigation collectively, (collectively, "Loss") that any such Purchaser Party may suffer or incur as a result of or relating to (a) any breach of any of the representations, warranties, covenants or agreements made by the Company in this Agreement or in the other Transaction Documents or (b) any action instituted against a Purchaser, or any of them or their respective Affiliates, by any stockholder of the Company who is not an Affiliate of such Purchaser, with respect to any of the transactions contemplated by the Transaction Documents (unless such action is based upon a breach of such Purchaser's representation, warranties or covenants under the Transaction Documents or any agreements or understandings such Purchaser may have with any such stockholder or any violations by the Purchaser of state or federal securities laws or any conduct by such Purchaser which constitutes fraud, gross negligence, willful misconduct or malfeasance). If any action shall be brought against any Purchaser Party in respect of which indemnity may be sought pursuant to this Agreement, such Purchaser Party shall promptly notify the Company in writing, and the Company shall have the right to assume the defense thereof with counsel of its own choosing. Any Purchaser Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Purchaser Party except to the extent that (i) the employment thereof has been specifically authorized by the Company in writing, (ii) the Company has failed after a reasonable period of time to assume such defense and to employ counsel or (iii) in such action there is, in the reasonable opinion of such separate counsel, a material conflict on any material issue between the position of the Company and the position of such Purchaser Party. The Company will not be liable to any Purchaser Party under this Agreement (i) for any settlement by a Purchaser Party effected without the Company's prior written consent, which shall not be unreasonably withheld or delayed; or (ii) to the extent, but only to the extent that a loss, claim, damage or liability is attributable to any Purchaser Party's breach of any of the representations, warranties, covenants or agreements made by the Purchasers in this Agreement or in the other Transaction Documents.

         4.12 Reservation and Listing of Securities.
              -------------------------------------

                  (a) The Company shall maintain a reserve from its duly authorized shares of Common Stock for issuance pursuant to the Transaction Documents in such amount as may be required to fulfill its obligations in full under the Transaction Documents.

                  (b) If, on any date, the number of authorized but unissued (and otherwise unreserved) shares of Common Stock is less than the Required Minimum on such date, then the Board of Directors of the Company shall use commercially reasonable efforts to amend the Company's certificate of incorporation to increase the number of authorized but unissued shares of Common Stock to at least the Required Minimum at such time, as soon as possible and in any event not later than the 75th day after such date.

                  (c) The Company shall, if applicable: (i) in the time and manner required by the Trading Market, prepare and file with such Trading Market an additional shares listing application covering a number of shares of Common Stock at least equal to the Required Minimum on the date of such application,
(ii) take all steps necessary to cause such shares of Common Stock to be approved for listing on the Trading Market as soon as possible thereafter, (iii) provide to the Purchasers evidence of such listing, and (iv) maintain the listing of such Common Stock on any date at least equal to the Required Minimum on such date on such Trading Market or another Trading Market. In addition, the Company shall hold a special meeting of shareholders (which may also be at the annual meeting of shareholders) at the earliest practical date after the date the number of shares of Common Stock issuable pursuant to this Agreement exceeds 15% of the issued and outstanding shares of Common Stock on each Closing Date for the purpose of obtaining Shareholder Approval, with the recommendation of the Company's Board of Directors that such proposal be approved, and the Company shall solicit proxies from its shareholders in connection therewith in the same manner as all other management proposals in such proxy statement and all management-appointed proxyholders shall vote their proxies in favor of such proposal.

         4.13 Participation in Future Financing. From the date hereof until the 24 month anniversary of the First Closing Date, upon any financing by the Company or any of its Subsidiaries of Common Stock or Common Stock Equivalents (a "Subsequent Financing"), each Purchaser shall have the right to participate in up to 100% of the Subsequent Financing (the "Participation Maximum"). At least 5 Trading Days prior to the closing of the Subsequent Financing, the Company shall deliver to each Purchaser a written notice of its intention to effect a Subsequent Financing ("Pre-Notice"), which Pre-Notice shall ask such Purchaser if it wants to review the details of such financing (such additional notice, a "Subsequent Financing Notice"). Upon the request of a Purchaser, and only upon a request by such Purchaser, for a Subsequent Financing Notice, the Company shall promptly, but no later than 1 Trading Day after such request, deliver a Subsequent Financing Notice to such Purchaser. The Subsequent Financing Notice shall describe in reasonable detail the proposed terms of such Subsequent Financing, the amount of proceeds intended to be raised thereunder, the Person with whom such Subsequent Financing is proposed to be effected, and attached to which shall be a term sheet or similar document relating thereto. If by 5:30 p.m. (New York City time) on the 5th Trading Day after all of the Purchasers have received the Pre-Notice, notifications by the Purchasers of their willingness to participate in the Subsequent Financing (or to cause their designees to participate) is, in the aggregate, less than the total amount of the Subsequent Financing, then the Company may effect the remaining portion of such Subsequent Financing on the terms and to the Persons set forth in the Subsequent Financing Notice. If the Company receives no notice from a Purchaser as of such 5th Trading Day, such Purchaser shall be deemed to have notified the Company that it does not elect to participate. Notwithstanding anything herein to the contrary, in the event the Purchasers do not elect to participate in a Subsequent Financing for at least, in the aggregate among the Purchasers, 25% of such Subsequent Financing and such Subsequent Financing is consummated, the Purchasers shall no longer have a right to participate in future Subsequent Financings. The Company must provide the Purchasers with a second Subsequent Financing Notice, and the Purchasers will again have the right of participation set forth above in this Section 4.13, if the Subsequent Financing subject to the initial Subsequent Financing Notice is not consummated for any reason on the terms set forth in such Subsequent Financing Notice within 60 Trading Days after the date of the initial Subsequent Financing Notice. In the event the Company receives responses to Subsequent Financing Notices from Purchasers seeking to purchase more than the aggregate amount of the Subsequent Financing, each such Purchaser shall have the right to purchase their Pro Rata Portion (as defined below) of the Participation Maximum. "Pro Rata Portion" is the ratio of (x) the Subscription Amount of Securities purchased by a participating Purchaser and (y) the sum of the aggregate Subscription Amount of all participating Purchasers. Notwithstanding the foregoing, this Section 4.13 shall not apply in respect of an Exempt Issuance other than clause (k) therein, except that no Variable Rate Transaction or MFN Transaction shall be an Exempt Issuance.

         4.14 Subsequent Equity Sales.
              -----------------------

                  (a) From the date hereof until 65 days after the Effective Date, neither the Company nor any Subsidiary shall issue shares of Common Stock or Common Stock Equivalents; provided, however, the 65 day period set forth in this Section 4.14(a) shall be extended for the number of Trading Days during such period in which (y) trading in the Common Stock is suspended by any Trading Market, or (z) following the Effective Date, the Registration Statement is not effective or the prospectus included in the Registration Statement may not be used by the Purchasers for the resale of the Underlying Shares.

                  (b) From the date hereof until such time as no Purchaser holds any of the Debentures, the Company shall be prohibited from effecting or entering into an agreement to effect any Subsequent Financing involving a "Variable Rate Transaction" or an "MFN Transaction" (each as defined below). The term "Variable Rate Transaction" shall mean a transaction in which the Company issues or sells (i) any debt or equity securities that are convertible into, exchangeable or exercisable for, or include the right to receive additional shares of Common Stock either (A) at a conversion, exercise or exchange rate or other price that is based upon and/or varies with the trading prices of or quotations for the shares of Common Stock at any time after the initial issuance of such debt or equity securities, or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Common Stock. The term "MFN Transaction" shall mean a transaction in which the Company issues or sells any securities in a capital raising transaction or series of related transactions which grants to an investor the right to receive additional shares based upon future transactions of the Company on terms more favorable than those granted to such investor in such offering.

                  (c) Unless Shareholder Approval has been obtained and deemed effective by AMEX, the Company shall not make any issuance whatsoever of Common Stock or Common Stock Equivalents which would cause any adjustment of the Conversion Price to the extent the holders of Debentures would not be permitted, pursuant to Section 4(c)(i) of the Debentures, to convert their respective outstanding Debentures and exercise their respective Warrants in full, ignoring for such purposes any other conversion or exercise limitations therein. Any Purchaser shall be entitled to obtain injunctive relief against the Company to preclude any such issuance, which remedy shall be in addition to any right to collect damages.

                  (d) Notwithstanding anything in this Section 4.14 to the contrary, this Section 4.14 shall not apply in respect of an Exempt Issuance, except that no Variable Rate Transaction or MFN Transaction shall be an Exempt Issuance.

         4.15 Equal Treatment of Purchasers. No consideration shall be offered or paid to any person to amend or consent to a waiver or modification of any provision of any of the Transaction Documents unless the same consideration is also offered to all of the parties to the Transaction Documents. Further, the Company shall not make any payment of principal or interest on the Debentures in amounts which are disproportionate to the respective principal amounts outstanding on the Debentures at any applicable time. For clarification purposes, this provision constitutes a separate right granted to each Purchaser by the Company and negotiated separately by each Purchaser, and is intended to treat for the Company the Debenture holders as a class and shall not in any way be construed as the Purchasers acting in concert or as a group with respect to the purchase, disposition or voting of Securities or otherwise.

         4.16 Short Sales. Each Purchaser covenants that neither it nor any affiliates acting on its behalf or pursuant to any understanding with it will execute any Short Sales during the period from the Discussion Time until prior to the time that the transactions contemplated by this Agreement are first publicly announced as described in Section 4.6. Notwithstanding the foregoing, no Purchaser makes any representation, warranty or covenant hereby that it will not engage in Short Sales in the securities of the Company after the time that the transactions contemplated by this Agreement are first publicly announced as described in Section 4.6. Additionally, each Purchaser understands and acknowledges, severally and not jointly with any other Purchaser, that the SEC currently takes the position that coverage of short sales of shares of the Common Stock "against the box" prior to the Effective Date of the Registration Statement with the Underlying Shares issuable hereunder is a violation of
Section 5 of the Securities Act, as set forth in Item 65, Section 5 under Section A, of the Manual of Publicly Available Telephone Interpretations, dated July 1997, compiled by the Office of Chief Counsel, Division of Corporation Finance.

                                   ARTICLE V.
                                  MISCELLANEOUS

         5.1 Termination. This Agreement may be terminated by any Purchaser, by written notice to the other parties, if the First Closing has not been consummated on or before January 31, 2005; provided that no such termination will affect the right of any party to sue for any breach by the other party (or parties).

         5.2 Fees and Expenses. At the First Closing, the Company has agreed to reimburse counsel for the placement agent up to $25,000, for its actual, reasonable, out-of-pocket legal fees and expenses of which $10,000 was paid prior to the First Closing and of which $15,000 shall be paid out of the proceeds of the First Closing. The Company shall deliver, prior to the First Closing, a completed and executed copy of the Closing Statement, attached hereto as Annex A. Except as expressly set forth in the Transaction Documents to the contrary, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement. The Company shall pay all transfer agent fees, stamp taxes and other taxes and duties levied in connection with the delivery of any Securities.

         5.3 Entire Agreement. The Transaction Documents, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

         5.4 Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature pages attached hereto prior to 5:30 p.m. (New York City time) on a Trading Day, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature pages attached hereto on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading Day, (c) the second Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as set forth on the signature pages attached hereto.

         5.5 Amendments; Waivers. No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by the Company and each Purchaser or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

         5.6 Headings The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

         5.7 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of Purchasers holding at least 66% of the Securities (measured on a fully converted and exercised basis ignoring for such purposes any conversion or exercise limitations therein) then outstanding. Notwithstanding anything herein to the contrary, any assignment of this Agreement or any of the other Transaction Documents must either be pursuant to an effective registration statement under the Securities Act or pursuant to an available exemption therefrom, or in a transaction not subject to the registration requirements of the Securities Act and in accordance with applicable state securities laws as evidenced by a legal opinion of counsel to the assignor to such effect, the substance of which shall be reasonably acceptable to the Company. Notwithstanding anything herein to the contrary, other than a transfer, assignment or succession to an Affiliate of a Purchaser, Sections 4.13, 4.14(a) and 4.14(b) shall not inure to the benefit of a Purchaser's permitted assigns.

         5.8 No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except as otherwise set forth in Section 4.11.

         5.9 Governing Law. All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. The parties hereby waive all rights to a trial by jury. If either party shall commence an action or proceeding to enforce any provisions of the Transaction Documents, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorneys' fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

         5.10 Survival. The representations and warranties contained herein shall survive each Closing and the delivery, exercise and/or conversion of the Securities, as applicable for the applicable statue of limitations.

         5.11 Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.

         5.12 Severability. If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

         5.13 Rescission and Withdrawal Right. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) the Transaction Documents, whenever any Purchaser exercises a right, election, demand or option under a Transaction Documents and the Company does not timely perform its related obligations within the periods therein provided, then such Purchaser may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights; provided, however, in the case of a rescission of a conversion of a Debenture, exercise of a Warrant or conversion and/or exercise of an Additional Investment Right Securities, the Purchaser shall be required to return any shares of Common Stock subject to any such rescinded conversion or exercise notice.

         5.14 Replacement of Securities. If any certificate or instrument evidencing any Securities is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and customary and reasonable indemnity, if requested. The applicants for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs associated with the issuance of such replacement Securities.

         5.15 Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Purchasers and the Company will be entitled to specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agrees to waive in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

         5.16 Payment Set Aside. To the extent that the Company makes a payment or payments to any Purchaser pursuant to any Transaction Documents or a Purchaser enforces or exercises its rights thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

         5.17 Usury. To the extent it may lawfully do so, the Company hereby agrees not to insist upon or plead or in any manner whatsoever claim, and will resist any and all efforts to be compelled to take the benefit or advantage of, usury laws wherever enacted, now or at any time hereafter in force, in connection with any claim, action or proceeding that may be brought by any Purchaser in order to enforce any right or remedy under any Transaction Documents. Notwithstanding any provision to the contrary contained in any Transaction Documents, it is expressly agreed and provided that the total liability of the Company under the Transaction Documents for payments in the nature of interest shall not exceed the maximum lawful rate authorized under applicable law (the "Maximum Rate"), and, without limiting the foregoing, in no event shall any rate of interest or default interest, or both of them, when aggregated with any other sums in the nature of interest that the Company may be obligated to pay under the Transaction Documents exceed such Maximum Rate. It is agreed that if the maximum contract rate of interest allowed by law and applicable to the Transaction Documents is increased or decreased by statute or any official governmental action subsequent to the date hereof, the new maximum contract rate of interest allowed by law will be the Maximum Rate applicable to the Transaction Documents from the effective date forward, unless such application is precluded by applicable law. If under any circumstances whatsoever, interest in excess of the Maximum Rate is paid by the Company to any Purchaser with respect to indebtedness evidenced by the Transaction Documents, such excess shall be applied by such Purchaser to the unpaid principal balance of any such indebtedness or be refunded to the Company, the manner of handling such excess to be at such Purchaser's election.

         5.18 Independent Nature of Purchasers' Obligations and Rights. The obligations of each Purchaser under any Transaction Documents are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any other
Purchaser under any Transaction Documents. Nothing contained herein or in any Transaction Documents, and no action taken by any Purchaser pursuant thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. Each Purchaser shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose. Each Purchaser has been represented by its own separate legal counsel in their review and negotiation of the Transaction Documents. For reasons of administrative convenience only, Purchasers and their respective counsel have chosen to communicate with the Company through FW. FW does not represent all of the Purchasers but only the placement agent to the transaction. The Company has elected to provide all Purchasers with the same terms and Transaction Documents for the convenience of the Company and not because it was required or requested to do so by the Purchasers.

         5.19 Liquidated Damages. The Company's obligations to pay any partial liquidated damages or other amounts owing under the Transaction Documents is a continuing obligation of the Company and shall not terminate until all unpaid partial liquidated damages and other amounts have been paid notwithstanding the fact that the instrument or security pursuant to which such partial liquidated damages or other amounts are due and payable shall have been canceled.

         5.20 Construction. The parties agree that each of them and/or their respective counsel has reviewed and had an opportunity to revise the Transaction Documents and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of the Transaction Documents or any amendments hereto.

                            (Signature Pages Follow)

         IN WITNESS  WHEREOF,  the parties  hereto  have caused this  Securities
Purchase   Agreement  to  be  duly  executed  by  their  respective   authorized
signatories as of the date first indicated above.

RAMP CORPORATION                                Address for Notice:
                                                ------------------


By:__________________________________
     Name:
     Title:

With a copy to (which shall not constitute notice):




                   [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK
                      SIGNATURE PAGE FOR PURCHASER FOLLOWS]

        [PURCHASER SIGNATURE PAGES TO RCO SECURITIES PURCHASE AGREEMENT]

         IN  WITNESS  WHEREOF,  the  undersigned  have  caused  this  Securities
Purchase   Agreement  to  be  duly  executed  by  their  respective   authorized
signatories as of the date first indicated above.


Name of Purchaser: ________________________________________________________
Signature of Authorized Signatory of Purchaser: ________________________________ Name of Authorized Signatory: __________________________________________________
Title of Authorized Signatory: _________________________________________________
Email Address of Purchaser:________________________________________________

Address for Notice of Purchaser:




Address for Delivery of Securities for Purchaser (if not same as above):





First Closing Subscription Amount:
Second Closing Subscription Amount:
Warrant Shares:
AIR Debenture:
AIR Warrant Shares:
EIN Number:  [PROVIDE THIS UNDER SEPARATE COVER]

                           [SIGNATURE PAGES CONTINUE]

                               DISCLOSURE SCHEDULE
                                       TO
                          SECURITIES PURCHASE AGREEMENT


The following exceptions are hereby made to the representations and warranties made by Ramp Corporation (the "Company") contained in the Section 3.1 of the Securities Purchase Agreement dated as of January 12, 2005 (the "Agreement") by and among the Company and the Purchasers (as defined in the Agreement) listed on the signature page therein. All exhibits attached hereto are incorporated by reference where indicated. Any terms defined in the Agreement shall have the same meaning when used in this Disclosure Schedule as when used in the Agreement, unless the content otherwise requires.

Notwithstanding any material qualifications in any of the Company's representations and warranties in the Agreement, for administrative ease, certain items have been included which are not considered by the Company to be material to the business, assets, or results of operations of the Company. The inclusion of any item is not an admission by the Company that the item is material to the business, assets (including intangible assets), financial condition or results of operations of the Company and is not an admission of any obligation or liability to any third party.

The schedule numbers correspond with the section number of the representation or warranty contained in the Agreement for which disclosure is being made and to any other representation or warranty where it is reasonably clear, upon reading the disclosure without any independent knowledge on the part of the reader regarding the matter disclosed, that the disclosure is intended to apply to such representation or warranty. To the extent possible, the exceptions, disclosures and other requested information being provided reference the paragraph or sub-section being addressed.

                                                                 Schedule 3.1(a)
                                                                 ---------------


                                Ramp Corporation
                        Direct and Indirect Subsidiaries
                        --------------------------------


         Name                              State of Incorporation
         ----                              ----------------------

HealthRamp, Inc.                                  Delaware

LifeRamp Family Financial, Inc.                     Utah

                                                                 Schedule 3.1(g)
                                                                 ---------------


                                Ramp Corporation
                                 Capitalization
                                 --------------


         Capitalization as of December 31, 2004:

         Common stock outstanding and issuable                 12,309,325

         Warrants to purchase common stock                      3,961,499

         Options to purchase common stock                       4,144,410

         Restricted stock awards                                3,349,248

         Shares underlying convertible notes                      296,630
                                                               ----------
         TOTAL                                                 24,061,112
                                                               ----------

--------------------------------------------------------------------------------


Notes to capitalization table:

(1) Includes warrants Issuable to CEO as described in his employment agreement (filed as Exhibit 10.3 to the Company's Form 10-Q filed with the SEC on August 16, 2004). Includes warrants Issuable per anti-dilution and performance criteria as set forth in the employment agreement. The employment agreement provides for the payment of performance-based bonuses tied to the growth of the Company's gross revenues, the grant of up to 100,000 options under the 2004 Stock Incentive Plan, with an exercise price of $10.80 per share, and the issuance to Mr. Brown of a warrant whereby he will be entitled to purchase up to one-nineteenth of the outstanding shares, at an exercise price to be determined. The number of options and their exercise price give effect to the Company's 60 for 1 reverse stock split effective December 1, 2004.

(2) The table excludes performance - based stock and/or warrants issuable to certain consultants and vendors.

(3) REFERENCE IS MADE TO THE FOLLOWING DISCLOSURE MADE IN THE COMPANY'S FORM 8-K FILED WITH THE SEC ON DECEMBER 10, 2004:

    Pursuant to agreements between the Company and each of the secured note holders of the Company, each of the secured note holders agreed to exchange all of their convertible secured promissory notes, in the aggregate principal amount of $4,731,870, plus interest in the aggregate amount of $137,162, due January 14, 2005, into an aggregate number of restricted shares of the Company's common stock, par value $.001 per share, having a market value of $1.14 per share, plus the issuance of three-year warrants to purchase an aggregate of 1,000,000 shares of common stock at an exercise price of $1.14 per share. In connection with the agreements, the note holders agreed to terminate their security interest in and to all of the assets of the Company, including the Company's intellectual property. The exchange of debt into equity eliminates certain restrictive covenants relating to the
Company's ability to enter into subsequent financings and anti-dilution provisions, which were contained in the note agreements with the original note holders.

    The exchange of the secured notes into common stock of the Company was made to "accredited investors", as that term is defined under Rule 501 under Regulation D of the Securities Act of 1933, as amended, pursuant to the exemption from registration requirements under Rule 506 and Section 4(2) of the Securities Act.

    The Company is obligated to list for trading and register for resale the shares of common stock and the shares of common stock underlying the warrants issuable to the investors on its next registration statement filed with the Securities and Exchange Commission, or within 60 days following the date of the agreements upon a written demand by the note holders requesting the filing of such registration statement.

(4) Reference is made to the following disclosure made in the Company's Form 8-K filed with the SEC on December 7, 2004:

On December 2, 2004, the Company issued to certain investors convertible promissory notes in the aggregate principal amount of $400,000 bearing interest at the rate of six percent (6.0%) per annum, due March 1, 2005. In connection with the note financing, the Company issued a convertible promissory note in the principal amount of $52,000 to an entity as an advisory fee on the same terms and conditions as the investors. One hundred and twenty percent (120%) of the outstanding principal amount of the notes shall be automatically convertible into other securities of the Company which may be issued by the Company in any subsequent transaction with gross proceeds to the Company of a minimum of $1,000,000. Interest on the notes is payable in cash or securities issued in a subsequent transaction.

    The Company shall also issue to the investors an aggregate of 480,000 shares of the Company's common stock and the advisor shall receive 48,000 shares of the Company's common stock.

    The sale of notes was made to "accredited investors", as that term is defined under Rule 501 under Regulation D of the Securities Act of 1933, as amended, pursuant to the exemption from registration requirements under Rule 506 and Section 4(2) of the Securities Act.

    The Company is obligated to register for resale the securities Issuable upon conversion of the notes and the shares of common stock issuable to the investors on its next registration statement filed with the Securities and Exchange Commission.

                                                                 Schedule 3.1(j)
                                                                 ---------------


                                Ramp Corporation
                                   Litigation
                                   ----------


    From time to time, the Company is involved in claims and litigation that arise out of the normal course of business. Currently, other than as discussed below, there are no pending matters that in management's judgment are expected to have a Material Adverse Effect on the Company's financial statements.

    On June 3, 2003 two former executive officers, John Prufeta and Patricia Minicucci commenced an action against the Company by filing a Complaint in the Supreme Court of the State of New York for Nassau County (Index No. 03-008576) in which they alleged that the Company breached separation agreements entered into in December 2002 with each of them, and that the Company failed to repay amounts loaned by Mr. Prufeta to the Company. Mr. Prufeta sought approximately $395,000 (including a loan of $120,000) and Ms. Minicucci sought approximately $222,000. The Complaint was served on July 23, 2003. On July 15, 2003, the Company paid in full the $120,000 so loaned together with interest, without admitting the claimed default. On February 2, 2004, the Supreme Court of the State of New York for Nassau County issued an order for partial summary judgment in favor of Ms. Minicucci for the unpaid severance obligations of $138,064. The Company made severance payments to both former executives through May 2004 but due to capital constraints has not made any payments since then. The Company is continuing negotiations with the plaintiffs to settle the dispute amicably. The amounts payable to M. Prufeta and Minicucci are included in accrued expenses in the Company's balance sheet as of September 30, 2004.

    In February 2004 the Company relocated its executive offices (under a sublease that expires on June 29, 2008) to 33 Maiden Lane, New York, New York. By stipulation the Company has surrendered the premises located at 410 Lexington Avenue. In connection with this lease abandonment, the Company recorded an accrual for expected losses on the lease equal to the present value of the remaining lease payments, net of reasonable sublease income, of approximately $168,000, which was recorded in the first quarter of 2004 in selling, general and administrative expenses in the accompanying statements of operations. During the second quarter of 2004 the Company revised its estimate of the expected lease loss and recorded an additional accrual of $60,000. In addition, the Company's landlord agreed to offset the Company's security deposit of $130,000 in satisfaction of a portion of the amounts due under the lease. The remaining obligation to the landlord is included in accrued expenses in the Company's balance sheet as of September 30, 2004.

    On or about July 16, 2004, Clinton Group, Inc., as plaintiff and sub sub-landlord, filed a summons and complaint against the Company, as defendant, with the Supreme Court of the State of New York, County of New York (Index No. 110371) alleging, among other things, breach of an alleged sublease agreement for non-payment of the security deposit and one month's rent for the premises located at 55 Water Street, New York, New York. In the summons and complaint, Clinton sought repossession of the premises, damages for non-payment of rent in the sum of $128,629.16, additional damages under the sublease through the date of trial for the remainder of the term of the Sublease, plus interest and attorney's fees. On August 20, 2004, the Company entered into a Settlement Agreement and Release with Clinton pursuant to which, in full settlement of, and release from, any and all claims against the Company by Clinton relating to the alleged sublease, the Company agreed to pay to Clinton, an accredited investor, (i) the amount of $75,000 in cash, (ii) the amount of $150,000 due upon the earlier of the one year anniversary of the agreement or upon the Company's raising an aggregate of $5,000,000 in gross proceeds from third party investors, and (iii) issue to Clinton 1,150,000 shares of common stock. The issuance of the common stock, promissory note and cash payment resulted in a settlement expense of $343,000 which was recorded in the third quarter.

    In June 2004, the Company's former law firm commenced and action against the Company by filing a complaint in the Supreme Court of the State of New York for the county of New York (Index No. 108499/04) in which they alleged we breached our retainer agreement by failing to pay $435,280 for legal services allegedly performed. The Company believes it has valid defenses and/or counter claims which the Company intends to vigorously pursue.

    The Company has a liability in connection with the termination of employment of its former Chief Financial Officer, Mr. Mark Lerner. The American Arbitration Association arbitrator has rendered her decision. The company is liable to pay Mr. Lerner the sum of $204,330.00, which includes all damages, interest, as well as unpaid severance and vacation. The Company has accrued the full amount as a liability in its balance sheet.

                                                                 Schedule 3.1(r)
                                                                 ---------------


                                Ramp Corporation
                                 Sarbanes-Oxley
                                 --------------


REFERENCE IS MADE TO THE FOLLOWING DISCLOSURE MADE IN THE COMPANY'S FORM 10-Q FOR THE PERIOD ENDED SEPTEMBER 30, 2004 FILED WITH THE SEC ON NOVEMBER 15, 2004. WE BELIEVE THAT THE REPORTABLE CONDITIONS WERE ELIMINATED BY THE END OF 2004 BECAUSE OF THE ACTIONS TAKEN AS NOTED BELOW. HOWEVER, THERE CAN BE NO ASSURANCE THAT OUR AUDITORS WILL CONCUR WITH THIS ASSESSMENT AS THEY COMPLETE THEIR AUDIT OF OUR FINANCIAL STATEMENTS FOR THE YEAR ENDED DECEMBER 31, 2004.

Part 1, Item 4. Controls and Procedures

Evaluation of Disclosure Controls and Procedures

    Our management, including our chief executive officer and chief financial officer, has carried out an evaluation of the effectiveness of our disclosure controls and procedures as of September 30, 2004, pursuant to Exchange Act Rules 13a-15(e) and 15(d)-15(e). Our auditors, BDO Seidman, LLP, have advised us that, under standards established by the American Institute of Certified Public Accountants ("AICPA"), reportable conditions involve matters that come to the attention of auditors that relate to significant deficiencies in the design or operation of internal controls of an organization that, in the auditors' judgment, could adversely affect the organization's ability to record, process, summarize and report financial data consistent with the assertions of management in the consolidated financial statements.

    BDO Seidman, LLP has advised our management and our Audit Committee that, in BDO Seidman, LLP's opinion, there were reportable conditions during 2003, some of which persisted throughout the first three quarters of 2004, which constituted material weaknesses in internal control. The Company has taken steps and has a plan to correct the material weaknesses. More specifically, our accounting staffing, records and controls were insufficient to identify and record all accounting entries necessary to reflect our financial position, results of operations and cash flows in accordance with generally accepted accounting principles in the United States, and prepare financial reports in compliance with the rules and regulations of the SEC. In particular, there were numerous accounting errors and misapplications of accounting principles generally accepted in the United States, due in large measure, to the absence of a chief financial officer or other individual with the appropriate experience and background to handle accounting and financial reporting matters arising from the complexity of a number of our transactions. However, BDO Seidman, LLP has advised the Audit Committee that these conditions were considered in determining the nature, timing, and extent of the procedures performed for the audit of our financial statements as of and for the year ended December 31, 2003 and the SAS 100 review of our financial statements for the quarterly periods ended March 31, June 30 and September 30, 2004, and that these conditions did not affect its audit report dated April 4, 2004 with respect to our financial statements as of and for the year ended December 31, 2003, which includes an explanatory paragraph indicating that our recurring losses from operations and working capital deficit raise substantial doubt about our ability to continue as a going concern.

    Based upon management's review of our internal controls and procedures, our management, including our current chief executive officer and current chief financial officer, has determined that we had inadequate controls and procedures constituting material weaknesses as of December 31, 2003 which persisted during the first three quarters of fiscal year 2004. Our management has implemented and continues to implement potential enhancements to our internal controls and procedures that it believes will remedy the inadequacies in our internal controls and procedures.

    The following sets forth the steps we have taken through the fiscal period ended September 30, 2004:


    - In November 2003, we hired a permanent chief financial officer with public company reporting experience. This chief financial officer resigned in September 2004 and was replaced in October 2004.

    - In December 2003, we hired a staff accountant responsible for, among other things, recording accounts payable. The individual assists the chief financial officer and controller to identify, report and record transactions in a timely manner and provides additional segregation of duties consistent with our internal control objectives.

    - Management reassigned certain tasks among the expanded accounting department, as well as existing administrative personnel to perform ministerial accounting functions, to improve and better accomplish bookkeeping, recordkeeping and other accounting functions.

    - In August 2004 we hired a Vice President of Finance who will be wholly dedicated to the areas of internal control, financial accounting and reporting.

    - The review and sign off on all monthly bank reconciliations by the chief financial officer has been instituted.

    - The review of all underlying agreements, contracts and financing arrangements prior to execution for accounting ramifications has already been undertaken by the chief financial officer to the extent possible.

    - We strengthened certain controls over cash disbursements, including adopting a policy that requires dual signatures of two senior officers, at least one of whom is not involved in a transaction, on disbursements in excess of $10,000.

    - We strengthened certain controls over expense authorization and imposed financial oversight on all expenditure decisions.

    - We implemented a policy requiring attendance by outside counsel at all Board and Audit Committee meetings, including the timely preparation of minutes of such meetings and reports to management to discuss our implementation of any plans to address conditions constituting the material weaknesses in its internal controls.

    We have implemented and intend on implementing the following plans to enhance our internal controls in the fiscal quarter ending September 30, 2004 and in subsequent fiscal periods:

    - The addition of the new Vice President Finance (hired on August 2, 2004) has allowed further redistribution of responsibilities among the expanded accounting department and, more specifically, provide the chief financial officer with the necessary time to perform oversight and supervisory functions in future periods. This includes timely review of all underlying agreements, contracts and financing arrangements, expense reports, entries to the general ledger and periodic filings with the Securities and Exchange Commission.

    - Our implementation of formal mechanized month-end, quarter-end and year-end closing and consolidation processes.

    - In July 2004 we appointed two additional independent directors to serve on our Audit Committee.

    - As a result of the resignation of our chief financial officer in September 2004, we have hired Ronald C. Munkittrick as our new chief financial officer, effective October 12, 2004.

    While we believe that the remedial actions that have been or will be taken will result in correcting the conditions constituting the material weaknesses in our internal controls as soon as practicable, the exact timing of when the conditions will be corrected is dependent upon future events which may or may not occur. We are making every effort to correct the conditions expediently and expect to correct the conditions, thereby eliminating the material weaknesses no later than the fourth quarter of fiscal year 2004. It is estimated that the cost to implement the actions set forth above will be approximately $300,000 for our fiscal year ending December 31, 2004 and approximately $200,000 for each fiscal year thereafter. In addition, substantial additional costs may be necessary to implement the provisions of section 404 of the Sarbanes-Oxley Act of 2003 as relates to the company's documentation and testing of the effectiveness of internal controls in 2005.

                                                                 Schedule 3.1(s)
                                                                 ---------------


                                Ramp Corporation
                                  Certain Fees
                                  ------------


J. H. Darbie & Co. will receive a placement agent fee in connection with this transaction.

                                                                 Schedule 3.1(v)
                                                                 ---------------


                                Ramp Corporation
                               Registration Rights
                               -------------------


The Company has agreed to register the following shares of its common stock with the SEC:

Shares issuable to investors and placement agent
     re $400,000 financing on 12/2/2004                          528,000
Warrants to purchase common stock                              2,405,167
Shares underlying convertible notes                            4,622,241
Vendors, and consultants and former employees                  1,176,000

Notes to table:

REFERENCE IS MADE TO THE FOLLOWING DISCLOSURE MADE IN THE COMPANY'S FORM 8-K FILED WITH THE SEC ON DECEMBER 10, 2004:

    Pursuant to agreements between the Registrant and each of the secured note holders of the Registrant, each of the secured note holders agreed to exchange all of their convertible secured promissory notes, in the aggregate principal amount of $4,731,870, plus interest in the aggregate amount of $137,162, due January 14, 2005, into an aggregate number of restricted shares of the Registrant's common stock, par value $.001 per share, having a market value of $1.14 per share, plus the issuance of three-year warrants to purchase an aggregate of 1,000,000 shares of common stock at an exercise price of $1.14 per share. In connection with the agreements, the note holders agreed to terminate their security interest in and to all of the assets of the Registrant, including the Registrant's intellectual property. The exchange of debt into equity eliminates certain restrictive covenants relating to the Registrant's ability to enter into subsequent financings and anti-dilution provisions, which were contained in the note agreements with the original note holders.

    The exchange of the secured notes into common stock of the Registrant was made to "accredited investors", as that term is defined under Rule 501 under Regulation D of the Securities Act of 1933, as amended, pursuant to the exemption from registration requirements under Rule 506 and Section 4(2) of the Securities Act.

    The Registrant is obligated to list for trading and register for resale the shares of common stock and the shares of common stock underlying the warrants issuable to the investors on its next registration statement filed with the Securities and Exchange Commission, or within 60 days following the date of the agreements upon a written demand by the note holders requesting the filing of such registration statement.

REFERENCE IS MADE TO THE FOLLOWING DISCLOSURE MADE IN THE COMPANY'S FORM 8-K FILED WITH THE SEC ON DECEMBER 7, 2004:

    On December 2, 2004, the Registrant issued to certain investors convertible promissory notes in the aggregate principal amount of $400,000 bearing interest at the rate of six percent (6.0%) per annum, due March 1, 2005. In connection with the note financing, the Registrant issued a convertible promissory note in the principal amount of $52,000 to an entity as an advisory fee on the same terms and conditions as the investors. One hundred and twenty percent (120%) of the outstanding principal amount of the notes (the "December 2004 Notes") shall be automatically convertible into other securities of the Registrant which may be issued by the Registrant in any subsequent transaction with gross proceeds to the Registrant of a minimum of $1,000,000. Interest on the notes is payable in cash or securities issued in a subsequent transaction.

    The Registrant shall also issue to the investors an aggregate of 480,000 shares of the Registrant's common stock and the advisor shall receive 48,000 shares of the Registrant's common stock.

    The sale of notes was made to "accredited investors", as that term is defined under Rule 501 under Regulation D of the Securities Act of 1933, as amended, pursuant to the exemption from registration requirements under Rule 506 and Section 4(2) of the Securities Act.

    The Registrant is obligated to register for resale the securities issuable upon conversion of the notes and the shares of common stock issuable to the investors on its next registration statement filed with the Securities and Exchange Commission.

ADDITIONAL REGISTRATION RIGHTS

    The December 2004 Notes together with accrued and unpaid interest thereon shall be automatically converted into Debentures and Warrants having the same terms and conditions as set forth in the Agreement. The shares of common stock underlying the debentures and warrants shall be registered on the Company's next registration statement.

                                                                 Schedule 3.1(w)
                                                                 ---------------


                                Ramp Corporation
                      Listing and Maintenance Requirements
                      ------------------------------------


Reference is made to the following disclosure made in the Company's Form 8-K filed with the SEC on September 17, 2004:

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

    On September 13, 2004, Ramp Corporation (the "Company") received a written notice (the "Notice") from the American Stock Exchange (the "Amex") informing the Company, in relevant part, that the Company is not in compliance with (i)
Section 1003(a)(i) of the Amex rules as a result of stockholder's equity of the Company less than $2,000,000 and losses from continuing operations and/or net losses in two out of three of its three most recent fiscal years, (ii) Section 1003(a)(ii) of the Amex rules as a result of stockholder's equity of the Company of less than $4,000,000 and losses from continuing operations and/or net losses in three out of its four most recent fiscal years, (iii) Section 1003(a)(iv) of the Amex rules whereby, as a result of the Company's substantial sustained losses in relation to its overall operations or its existing financial resources, or its impaired financial condition, it appears questionable, in the opinion of Amex, as to whether the Company will be able to continue operations and/or meet its obligations as they mature, and (iv) Section 1003(f)(v) of the Amex rules as a result of the Company's common stock selling for a substantial period at a low price per share.

    The Notice is not a notice of delisting from the Amex or a notice by Amex to initiate delisting proceedings.

    Specifically, the Notice provides that, in order to maintain the listing of the Company's common stock, the Company must submit a plan to the Amex by October 14, 2004, advising Amex of the action the Company has taken, or the action the Company will take, to bring the Company into compliance with the continued listing standards of the Amex within a maximum of eighteen months from the date the Notice was received.

    Amex will accept the Company's plan if the Company provides a reasonable demonstration of an ability to regain compliance with the continued listing standards within such eighteen month period. If the Company's plan is accepted, the Company will be able to maintain its listing on the Amex during the plan period for up to eighteen months, subject to periodic review by Amex to determine whether the Company is making progress in accordance with its plan.

    The Company's management intends to timely provide Amex with its plan to achieve compliance with all Amex listing criteria within such eighteen month period and believes it will be able to maintain its Amex listing at all times during such eighteen month period.

    Subject to the Company's right of appeal of any Amex staff determination, Amex may initiate delisting proceedings, as appropriate, if (i) the Company does not submit a plan, (ii) the Company's plan is not accepted, (iii) the Company does not make progress consistent with the plan during the plan period, or (iv) the Company is not in compliance with the continued listing standards at the conclusion of the plan period.

REFERENCE IS MADE TO THE FOLLOWING DISCLOSURE MADE IN THE COMPANY'S FORM 8-K FILED WITH THE SEC ON DECEMBER 22, 2004:

Item 8.01    Other Events

    Ramp Corporation (the "Company") announced that on December 16, 2004 the American Stock Exchange ("AMEX") notified the Company that it accepted the Company's plan of compliance and granted the Company an extension of time until March 13, 2006 to regain compliance with the AMEX's continued listing standards.

    The Company will be subject to periodic review by AMEX staff during the extension period. Failure to make progress consistent with the plan or to regain compliance with the continued listing standards by the end of the plan period on March 13, 2006 could result in the AMEX commencing delisting proceedings.

                                                                 Schedule 3.1(x)
                                                                 ---------------


                                Ramp Corporation
                       Application of Takeover Protections
                       -----------------------------------


Reference is made to the following disclosure made in the Company's Form 8-K filed with the SEC on May 27, 2004:

    On May 25, 2004, the Board of Directors of Ramp Corporation, a Delaware corporation (the "Company"), approved the issuance of one preferred share purchase right (a "Right") for each outstanding common share, par value $.001 per share (the "Common Shares"), of the Company. Shareholders of record on June 4, 2004 (the "Record Date") will receive the Rights. Each Right entitles the registered holder, upon the occurrence of certain events, to purchase from the Company one one-hundredth (1/100) of a share of Series B Participating Preferred Stock, par value $.001 per share (the "Preferred Shares"), of the Company at a price of $40.00 per one one-hundredth (1/100) of a Preferred Share, subject to adjustment under certain circumstances (the "Purchase Price"). The description and terms of the Rights are set forth in a Rights Agreement (the "Rights Agreement"), dated as of May 27, 2004, between the Company and Computershare
Trust Company, Inc., a Colorado trust company, as Rights Agent (the "Rights Agent").

    THE RIGHTS AGREEMENT WAS FILED AS AN EXHIBIT TO THE COMPANY'S FORM 8-K FILED WITH THE SEC ON MAY 27, 2004.

                                                                 Schedule 3.1(z)
                                                                 ---------------


                                Ramp Corporation
                             No Integrated Offering
                             ----------------------


Reference is made to the following disclosure made in the Company's Form 8-K filed with the SEC on December 7, 2004:

    On December 2, 2004, the Registrant issued to certain investors convertible promissory notes in the aggregate principal amount of $400,000 bearing interest at the rate of six percent (6.0%) per annum, due March 1, 2005. In connection with the note financing, the Registrant issued a convertible promissory note in the principal amount of $52,000 to an entity as an advisory fee on the same terms and conditions as the investors. One hundred and twenty percent (120%) of the outstanding principal amount of the notes shall be automatically convertible into other securities of the Registrant which may be issued by the Registrant in any subsequent transaction with gross proceeds to the Registrant of a minimum of $1,000,000. Interest on the notes is payable in cash or securities issued in a subsequent transaction.

    The Registrant shall also issue to the investors an aggregate of 480,000 shares of the Registrant's common stock and the advisor shall receive 48,000 shares of the Registrant's common stock.

    The sale of notes was made to "accredited investors", as that term is defined under Rule 501 under Regulation D of the Securities Act of 1933, as amended, pursuant to the exemption from registration requirements under Rule 506 and Section 4(2) of the Securities Act.

    The Registrant is obligated to register for resale the securities Issuable upon conversion of the notes and the shares of common stock issuable to the investors on its next registration statement filed with the Securities and Exchange Commission.

                                                                Schedule 3.1(ff)
                                                                ----------------


                                Ramp Corporation
                                   Accountants
                                   -----------


Our independent registered public accounting firm is BDO Seidman, LLC, 330 Madison Avenue, New York, NY 10017.

                                                                Schedule 3.1(hh)
                                                                ----------------


                                Ramp Corporation
                  No Disagreements with Accountants and Lawyers
                  ---------------------------------------------


    In June 2004, the Company's former law firm commenced and action against the Company by filing a complaint in the Supreme Court of the State of New York for the county of New York (Index No. 108499/04) in which they alleged we breached our retainer agreement by failing to pay $435,280 for legal services allegedly performed. The Company believes it has valid defenses and/or counter claims which the Company intends to vigorously pursue.

    In addition the company is disputing amounts billed by another former law firm and is in arrears with amounts due to its current law firm.